BY-LAWS

                          for the regulation, except as
                        otherwise provided by statute or
                    the Agreement and Declaration of Trust of

                      FRANKLIN GOVERNMENT SECURITIES TRUST
                         a Massachusetts Business Trust

                        Dated: October 21, 1988




                                TABLE OF CONTENTS

                                     BY-LAWS
                      FRANKLIN GOVERNMENT SECURITIES TRUST

ARTICLE I       Offices
1. Principal Office
2. Other Offices

ARTICLE II      Meetings of Shareholders

1. Place of Meetings
2. Call of Meeting
3. Notice of Shareholders' Meeting
4. Manner of Giving Notice; Affidavit of Notice
5. Adjourned Meeting; Notice
6. Voting
7. Waiver of Notice of Consent of Absent Shareholders
8. Shareholder Action by Written Consent without a Meeting
9. Record Date for Shareholder Notice, Voting and Giving Consents
10.Proxies
11.Inspectors of Election

ARTICLE III    Trustees

1. Powers
2. Number and qualification of Trustees
3. Vacancies
4. Place of Meetings and Meetings by Telephone
5. Regular Meetings
6. Special Meetings
7. Quorum
8. waiver of Notice
9. Adjournment
10.Notice of Adjournment
11.Action Without a Meeting
12.Fees and Compensation of Trustees
13.Delegation of Power to Other Trustees

ARTICLE IV     Committees

1. Committees of Trustees
2. Meetings and Action of Committees

ARTICLE V       Officers
1. Officers
2. Election of Officers
3. Subordinate Officers
4. Removal and Resignation of Officers
5. Vacancies in Offices
6. Chairman of the Board
7. President
8. Vice Presidents
9. Secretary
10.Treasurer

ARTICLE VI    Indemnification of Trustees, Officers
Employees and Other Agents

1. Agents, Proceedings and Expenses
2. Actions Other than by Trust
3. Actions by the Trust
4. Exclusion of Indemnification
5. Successful Defense by Agent
6. Required Approval
7. Advance of Expenses
8. Other Contractual Rights
9. Limitations
10.Insurance
11.Fiduciaries of Employee Benefit Plan

ARTICLE VII     Records and Reports

1. Maintenance and Inspection of Share Register
2. Maintenance and Inspection of By-laws
3. Maintenance and Inspection of Other Records
4. Inspection by Trustees
5. Financial Statements

ARTICLE VIII General Matters

1. Checks, Drafts, Evidence of Indebtedness
2. Contracts and Instruments; How Executed
3. Certificates for Shares
4. Lost Certificates
5. Representation of Shares of Other Entities Held by Trust
6. Fiscal Year

ARTICLE IX      Amendments
1. Amendment by Shareholder
2. Amendment by Trustees


                                   BY-LAWS OF
                      FRANKLIN GOVERNMENT SECURITIES TRUST
                         A Massachusetts Business Trust

                                    ARTICLE I
                                     OFFICES

      Section 1. PRINCIPAL OFFICE. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside The Commonwealth of Massachusetts.

     Section 2. OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

      Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside The Commonwealth of Massachusetts designated by the Board of Trustees. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Trust.

      Section 2. CALL OF MEETING. A meeting of the shareholders may be called at any time by the Board of Trustees or by the chairman of the Board or by the president.

      Section 3. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than seven (7) nor more than seventy-five (75) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

      If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposal.

      Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

      If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

      An affidavit of the mailing or other means of giving any notice of any shareholder's meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

      Section 5. ADJOURNED MEETING; NOTICE. Any shareholder's meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

      When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

      Section 6. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholders' vote may be by voice vote or by ballot, provided, however, that any election for trustees must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of trustees, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

      Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of the meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of shareholders.

      Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

      Section 8. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any shareholder giving a written consent or the shareholder's proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

      If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II. In the case of approval of (i) contracts or transactions in which a trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Trust, and (iii) a meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may and on the request of any shareholder or a shareholder's proxy, shall appoint a person to fill the vacancy.

      These inspectors shall:

      (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
      (b) Receive votes, ballots or consents;
      (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;
      (d) Count and tabulate all votes or consents;
      (e) Determine when the polls shall close;
      (f) Determine the result; and
      (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III
                                    TRUSTEES

      Section 1. POWERS. Subject to the applicable provisions of the Declaration of Trust and these By-Laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

      Section 2. NUMBER AND QUALIFICATION OF TRUSTEES. The exact number of trustees shall be set forth in the Agreement and Declaration of Trust, until changed by a duly adopted amendment to the Declaration of Trust.

      Section 3. VACANCIES. Vacancies in the Board of Trustees may be filled by a majority of the remaining trustees, though less than a quorum, or by a sole remaining trustee, unless the Board of Trustees calls a meeting of shareholders for the purposes of electing trustees. In the event that at any time less than a majority of the trustees holding office at that time were so elected by the holders of the outstanding voting securities of the Trust, the Board of Trustees shall forthwith cause to be held as promptly as possible, and in any event within period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration of Trust except as otherwise expressly provided herein or by resolution of the Board of Trustees.

                                   ARTICLE IV
                                   COMMITTEES

      Section 1. COMMITTEES OF TRUSTEES. The Board of Trustees may by resolution adopted by a majority of the authorized number of trustees designate one or more committees, each consisting of two (2) or more trustees, to serve at the pleasure of the Board. The Board may designate one or more trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

      (a) the approval of any action which under applicable law also requires shareholders' approval or approval of the outstanding shares, or requires approval by a majority of the entire Board or certain members of said Board;

      (b) the filling of vacancies on the Board of Trustees or in any committee;

      (c) the fixing of compensation of the trustees for serving on the Board of Trustees or on any committee;

     (d) the amendment or repeal of the Declaration of Trust or of the By-Laws or the adoption of new By-Laws;

     (e) the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

     (f) a distribution to the shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Board of Trustees; or

     (g) the appointment of any other committees of the Board of Trustees or the members of these committees.

      Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Trustees, and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

      Section 6. REQUIRED APPROVAL. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by this Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

      (a) A majority vote of a quorum consisting of trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the Investment Company Act of 1940); or

               (b) A written opinion by an independent legal counsel.

      Section 7. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this Trust before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his undertaking, or a majority of a quorum of the disinterested, non-party trustees, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

      Section 8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

     Section 9. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6 in any circumstances where it appears:

      (a) That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

      (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

      Section 10. INSURANCE. Upon and in the event of a determination by the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent of this Trust against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, but only to the extent that this Trust would have the power to indemnify the agent against that liability under the provisions of this Article.

      Section 11. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII
                               RECORDS AND REPORTS

      Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number and series of shares held by each shareholder.

      Section 2. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

              Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

      Section 4. INSPECTION BY TRUSTEES. Every trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

      Section 5. FINANCIAL STATEMENTS. A copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

      The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

                                  ARTICLE VIII
                                 GENERAL MATTERS

      Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

      Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for shares of beneficial interest in any series of the Trust may be issued to a shareholder upon his request when such shares are fully paid. All certificates shall be signed in the name of the Trust by the chairman of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series of shares owned by the shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

      Section 4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

      Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The chairman of the board, the president or any vice president or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

      Section 6. FISCAL YEAR. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by resolution of the Trustees. The fiscal year of the Trust shall be the taxable year of each Series of the Trust.

                                   ARTICLE IX
                                   AMENDMENTS

      Section 1. AMENDMENT BY SHAREHOLDERS. These By-Laws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, except as otherwise provided by applicable law or by the Declaration of Trust or these By-Laws.

      Section 2. AMENDMENT BY TRUSTEES. Subject to the right of shareholders as provided in Section 1 of this Article to adopt, amend or repeal By-Laws, and except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be adopted, amended, or repealed by the Board of Trustees.